Exhibit 10.1

EXECUTION COPY

SALE AGREEMENT

Dated as of November 23, 2004

by and among

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

as a Seller

and

STONE RECEIVABLES CORPORATION

i

Section 7.4	Termination; Survival of Obligations

Section 7.5	Survival

Section 7.6	Complete Agreement; Modification of Agreement

Section 7.7	Amendments and Waivers

Section 7.8	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 7.9	Counterparts

Section 7.10	Severability

Section 7.11	Section Titles

Section 7.12	No Setoff

Section 7.13	Confidentiality

ARTICLE VIII	ADDITION AND REMOVAL OF SELLERS

Section 8.1	Addition of Sellers

Section 8.2	Termination of Sellers

Schedule 4.1(k)	Lockboxes

Schedule 4.1(m)	Offices; Qualification to do Business

Schedule 4.1(p)	UCC Information

Exhibit A	Form of Short-Term Note

Exhibit B	Form of Additional Seller Supplement

ii

This SALE AGREEMENT (this “Agreement” or this “Sale Agreement”) is entered into as of November 23, 2004, by and among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation (“SSCE”), as a Seller (a “Seller” and, collectively with each other Seller that becomes a party hereto, “Sellers”), and STONE RECEIVABLES CORPORATION, a Delaware corporation (“SRC”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1                                      Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Annex A to the Master Indenture, dated as of November 23, 2004 (the “Master Indenture”), by and between SSCE Funding, LLC, a Delaware limited liability company, as issuer, and Deutsche Bank Trust Company Americas, as indenture trustee.

Section 1.2                                      Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Section 1.2 of the Master Indenture shall govern.  All Annexes, Exhibits and Schedules hereto are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II

SALE AND CONTRIBUTION OF RECEIVABLES

Section 2.1                                      Sale and Contribution of Receivables.  (a) Subject to the terms and conditions hereof, each Seller shall sell, transfer and assign, or in the case of SSCE (and in SSCE’s discretion), contribute, on the date hereof (or the related Seller Addition Date for such Seller) to SRC without recourse (except as expressly provided herein), and SRC shall acquire each Seller’s right, title and interest in, all Receivables (other than Excluded Receivables) reflected on the Daily Report for such SA Transfer Date and all SA Transferred Assets relating thereto.  The Daily Report for the SA Transfer Date occurring on the date hereof shall specify the amount of SA Receivables contributed to SRC on such SA Transfer Date.

(b)                                 Subsequent Sales and Contributions.  Subject to the terms and conditions hereof, on each day following the date hereof (or, with respect to any Seller that becomes a Seller after the Closing Date, the related Seller Addition Date), each Seller shall sell, transfer and assign, or in the case of SSCE (and in SSCE’s discretion), contribute to SRC, and SRC shall acquire from each Seller, all of the Receivables (other than Excluded Receivables) and the SA Transferred Assets related to all of the Receivables (other than Excluded Receivables) owned by such Seller on such day and not previously sold hereunder.  Each SA Transfer shall be made without recourse to the applicable Seller except as specifically provided herein.  All sales by Sellers hereunder shall cease on the

Agreement Termination Date.  Each Daily Report shall specify the amount of SA Receivables contributed to SRC on the related SA Transfer Date.

(c)                                  Computer Files.  On or before each SA Transfer Date, as appropriate, Sellers shall indicate in their respective computer files that the SA Transferred Assets have been sold to SRC pursuant to this Agreement by so identifying such SA Transferred Assets with an appropriate notation.

(d)                                 Confirmation of Transfer.  As further confirmation of the transfer of the SA Receivables, each Seller agrees as follows, and it is understood and agreed that SRC shall have the following rights:

(i)                                     each Seller shall, upon SRC’s written request and at such Seller’s expense, (A) assemble all of such Seller’s documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record SA Receivables sold by Seller hereunder and (2) are otherwise necessary or desirable to effect Collections of such SA Receivables (collectively, the “Documents”) and (B) deliver the Documents to SRC or its designee at a place designated by SRC.  In recognition of each Seller’s need to have access to any Documents which may be transferred to SRC hereunder, whether as a result of its continuing business relationship with any Obligor or otherwise, SRC hereby grants to each Seller an irrevocable license to access the Documents transferred by such Seller to SRC and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller’s business; provided that no Seller shall disrupt or otherwise interfere with SRC’s use of and access to the Documents and its computer software during such license period; and

(ii)                                  promptly upon written request of SRC or the Indenture Trustee, after the occurrence of a Servicer Default each Seller will (A) deliver to SRC or its designee all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the SA Receivables by SRC or its designee, with or without the participation of such Seller (excluding software licenses which by their terms are not permitted to be so delivered; provided that each Seller shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery) and (B) make such arrangements with respect to the collection of the SA Receivables as may be reasonably requested by SRC or its designee.

(e)                                  Grant of Security Interest.  The parties hereto intend that each SA Transfer shall constitute a purchase by SRC and sale by the applicable Seller to SRC and not a loan by SRC to such Seller secured by the SA Transferred Assets.  Notwithstanding anything to the contrary set forth in this Section 2.1, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a purchase and sale, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that each Seller shall be deemed to have granted, and each Seller hereby grants, to SRC a first priority lien and security interest in and to all of such Seller’s right, title and interest in, to and under the SA Transferred Assets.  Each Seller hereby agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the SA Receivables and the SA Transferred Assets now existing and hereafter acquired pursuant to this Agreement by SRC and in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfection and priority of SRC’s purchase of such SA Receivables and any other SA Transferred Assets and to deliver to the Indenture Trustee a file-stamped copy of each such financing statement.

Section 2.2                                      Purchase Price.  (a)  The purchase price of all SA Receivables (other than SA Receivables contributed by SSCE) and the other SA Transferred Assets related thereto on each SA Transfer Date shall be equal to the product of the Purchase Price Percentage and the Unpaid Balance of such SA Receivables transferred on such date (such amount for any SA Receivables and SA Transferred Assets, the “Purchase Price”).

(b)                                 The Purchase Price for any SA Receivables and SA Transferred Assets sold by any Seller under this Agreement shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to SRC.  All payments under this Agreement (i) shall be made on the date specified therefor in Dollars in same day funds or by check, as each Seller shall elect, (ii) shall be made not later than 1:00 p.m. (New York time) on the date specified therefor and (iii) shall be made to the bank account for such Seller designated in writing by such Seller to SRC; provided that SRC may, with respect to any SA Transfer, offset against such Purchase Price any amounts owed by the applicable Seller to SRC hereunder and which remain unpaid.

(c)                                  If, on any day, SRC has insufficient funds to pay in full the Purchase Price owed on such day, or if the applicable Seller otherwise consents, SRC may pay all or part of the applicable Purchase Price to be made on such day by borrowing under its Short-Term Note, substantially in the form of Exhibit A and issued in favor of the applicable Seller, and the applicable Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by SRC; provided that SRC may not make any payment of a Purchase Price through the use of revolving loans if after giving effect to any revolving loan, SRC’s Net Worth would be less than the Required Capital Amount.  Each such revolving loan shall be payable in accordance with the terms and provisions of the Short-Term Note and this Agreement.  Each Seller may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to its Short Term Note; provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Seller’s rights to recover the outstanding unpaid principal amount of the revolving loans made under its Short-Term Note.

(d)                                 Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 2.3                                      No Repurchase.  Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from SRC any SA Transferred Assets or to rescind or otherwise retroactively effect any sale of any SA Transferred Assets after the SA Transfer Date relating thereto.

Section 2.4                                      Rebates, Adjustments, Returns and Reductions, Modifications.  From time to time, any Seller may apply Dilutive Credits to SA Receivables in accordance with this Section 2.4.  Each Seller agrees to pay to SRC the amount of any such Dilutive Credit applied by such Seller (a “Dilution Adjustment”) as follows: (i) prior to the termination of sales hereunder by such Seller, the amount of any such Dilution Adjustment shall be paid by effectively netting such Dilutive Credit against the Purchase Price of SA Receivables created after the grant of such Dilutive Credit; and (ii) after the termination of sales hereunder by such Seller, the amount of any such Dilution Adjustment shall be paid in cash no later than five Business Days after the grant of such Dilutive Credit; provided that if SRC is required to make a cash payment in respect of such Dilutive Credit pursuant to Section 2.3 of the Transfer and Servicing Agreement, such Seller shall, upon request of SRC, pay the amount of such Dilution Adjustment in cash as described in the preceding clause (ii).

Section 2.5                                      Reimbursement.  SRC agrees to promptly pay to each Seller, as a reimbursement of any payments made by such Seller pursuant to Section 7.2(b), all amounts that it receives in respect thereof from Funding LLC pursuant to the Transfer and Servicing Agreement.

Section 2.6                                      Certain Allocations.  Each Seller hereby agrees that all Collections and other proceeds received in respect of SA Receivables generated by such Seller shall be applied to reduce the Unpaid Balance of the oldest outstanding SA Receivables sold or contributed to SRC of the Obligor to whom such Collections are attributable until such SA Receivables are paid in full; provided, however that notwithstanding the foregoing, if Seller can attribute a Collection to a specific Obligor and a specific SA Receivable, then such Collection shall be applied to pay such SA Receivable of such Obligor.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1                                      Conditions to Initial SA Transfer.  The initial SA Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by SRC):

(a)                                  Sale Agreement.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Seller and SRC in form and substance reasonably satisfactory to SRC;

(b)                                 Financing Statements.  Each Seller shall have filed and recorded, at its own expense, UCC-1 financing statements and, if necessary, UCC-3 financing statements (and other similar instruments) with respect to the SA Receivables and the other SA Transferred Assets in such manner and in such jurisdictions as are necessary or desirable to perfect SRC’s ownership interest thereof under the UCC (or any other similar law), and all other action necessary or desirable, in the reasonable judgment of SRC, to perfect SRC’s ownership of the SA Receivables and the other SA Transferred Assets shall have been duly taken; and

(c)                                  Other Documents.  SRC shall have received such other documents, instruments, agreements and legal opinions as SRC shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to SRC.

Section 3.2                                      Conditions to all Purchases.  Each purchase by SRC hereunder (including the initial SA Transfer) shall be subject to satisfaction of the following further conditions precedent (any one or more of which may be waived by SRC) as of the applicable SA Transfer Date:

(a)                                  the representations and warranties of each Seller contained herein shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified by a materiality standard, such representation or warranty shall be true and correct) as of such SA Transfer Date, both before and after giving effect to such SA Transfer, except to the extent that any such representation or warranty expressly relates to an earlier date; and

(b)                                 each Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth in this Agreement.

The conditions to any purchase hereunder shall be deemed to have been satisfied upon transfer of the related SA Transferred Assets to Funding LLC.

Section 3.3                                      Conditions to all Sales.  Each sale by a Seller hereunder (including the initial SA Transfer) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, except clause (b) below), may be waived by the applicable Seller as of the applicable SA Transfer Date:

(a)                                  all representations and warranties of SRC contained herein shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified by a materiality standard, such representation or warranty shall be true and correct) as of such SA Transfer Date, both before and after giving effect to such SA Transfer, except to the extent that any such representation or warranty expressly relates to an earlier date; and

(b)                                 in connection with each SA Transfer, each Seller shall have received the related Purchase Price in accordance with Section 2.2(b) or (c).

The conditions to any sale hereunder shall be deemed to have been satisfied upon transfer of the related SA Transferred Assets to Funding LLC.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1                                      Representations and Warranties of Sellers.  To induce SRC to purchase the SA Transferred Assets, each Seller makes (as to itself only) the following representations and warranties to SRC, as of the date hereof and each subsequent SA Transfer Date, each and all of which shall survive the execution and delivery of this Agreement.

(a)                                  Organization, Corporate Powers.  It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other necessary power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and has the corporate power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party and each agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)                                 Authorization.  The transactions contemplated herein are within its corporate or other similar powers and have been duly authorized by all requisite corporate or other similar action and, if required, stockholder or other equity holder action.

(c)                                  Enforceability.  Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)                                 Governmental Approvals; No Conflicts.  The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, the sale of SA Receivables and SA Transferred Assets by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Seller or its assets, or give rise to a right thereunder to require any payment to be made by such Seller, and (iv) will not result in the creation or imposition of any Lien on any asset of such Seller.

(e)                                  Litigation.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to its knowledge, threatened against or affecting such Seller (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect  or (ii) that involve this Agreement or the transactions contemplated hereby.

(f)                                    Compliance with Laws and Agreements.  It is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in any case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(g)                                 Taxes. It has timely filed or caused to be filed all federal, state and local tax returns which are required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which it has set aside adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)                                 Accuracy and Completeness of Information.  It has disclosed to SRC all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(i)                                     Employee Benefit Plans.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(j)                                     Absence of Certain Restrictions.  No indenture, certificate of designation for preferred stock, agreement or other instrument to which it or any of its Subsidiaries is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the sale and assignment of SA Transferred Assets.

(k)                                  Lock-Box Accounts. Set forth in Schedule 4.1(k) is a complete and accurate description as of the date hereof of each Lock-Box Account.  Such Lock-Box Account will only be used for the collection of amounts owing on SA Receivables and no amounts other than Collections will be deposited therein.  Such Seller has instructed all Obligors on the SA Receivables to be sold by it hereunder to submit all payments on the SA Receivables and SA Transferred Assets directly to one of the Lock-Box Accounts.

(l)                                     Filings.  All filings and other acts (including but not limited to all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) shall have been made or performed such that SRC has a first priority perfected ownership interest in respect of all SA Receivables and SA Transferred Assets.

(m)                               Offices.  The offices at which such Seller keeps its records concerning the SA Receivables are located at the addresses specified on Schedule 4.1(m) or have been reported to SRC in accordance with the provisions of Section 4.2(h) of this Agreement.  Such Seller is duly qualified to do business in each state set forth opposite its name on Schedule 4.1(m) hereto and is not qualified to do business in any other state.

(n)                                 Investment Company Act.  Such Seller is not an “investment company” or “controlled by” an “investment company,” as such terms are defined in the Investment Company Act, and such Seller is not subject to regulation under the Investment Company Act.

(o)                                 Bulk Sales Act.  No transaction contemplated hereby with respect to such Seller requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

(p)                                 UCC Information.  The true legal name of such Seller as registered in the jurisdiction of its organization, and the current location of such Seller’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 4.1(p) and such location and address have not changed within the past 12 months.  Except as set forth on Schedule 4.1(p), during the past five years, such Seller has not had or used any trade names, fictitious names, assumed names, “doing business as” names, or any other names under which it has done or is doing business.  In addition, Schedule 4.1(p) lists such Seller’s (i) federal employer identification number and (ii) organizational identification number, if any, as designated by the jurisdiction of its organization.

(q)                                 No Fraudulent Transfer.  Such Seller is not entering into this Agreement with the intent (whether actual or constructive) to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the SA Receivables originated by it being transferred hereunder.

(r)                                    SA Receivables.  With respect to each SA Receivable transferred by a Seller, such Seller represents and warrants that:

(i)                                     other than with respect to each SA Receivable that such Seller has identified as not being an Eligible Receivable in the Daily Report delivered on the SA Transfer Date relating to such SA Receivable, each SA Receivable is an Eligible Receivable as of the applicable SA Transfer Date; and

(ii)                                  such Seller is the sole legal and beneficial owner of such SA Receivable, and upon the sale of each SA Receivable by such Seller, SRC will become the sole legal and beneficial owner of such SA Receivable, free and clear of any Adverse Claims and no effective financing statement or other instrument similar in effect covering all or any part of such SA Receivable or SA Transferred Asset with respect thereto will at such time be on file against such Seller in any filing or recording office except such as have been filed in favor of SRC, Funding LLC or the Indenture Trustee in accordance with this Agreement.

The representations and warranties described in this Section 4.1 shall survive the sale of the SA Transferred Assets to SRC, any subsequent assignment or sale of the SA Transferred Assets by SRC, and the termination of this Agreement and the other Transaction Documents and shall continue until the payment in full of all SA Transferred Assets.

Section 4.2                                      Affirmative Covenants of Seller.  Each Seller covenants and agrees that it shall, unless otherwise consented to by SRC, from and after the date hereof and until the date after the Agreement Termination Date when the Outstanding Balances of all SA Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a)                                  Compliance with Laws, etc.  Comply in all material respects with its certificate of incorporation and by-laws (or other constituting documents, as applicable) and all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to such Seller, except to the extent that failure to comply therewith could not have a Material Adverse Effect.  Such Seller will comply, in all material respects, with its obligations under contracts with Obligors relating to the SA Receivables, except to the extent such compliance would result in a violation of the laws, rules, regulations or orders of any Governmental Authority.

(b)                                 Preservation of Corporate Existence.  (i) Preserve and maintain its corporate, limited liability company or other similar existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization and (ii) qualify and remain qualified in good standing as a foreign corporation or other similar entity in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Material Adverse Effect; provided that, notwithstanding the foregoing, any Seller may be consolidated or merged with or into or dissolved into any other Seller so long as written notice of such consolidation or merger shall be given to SRC at least one day prior to the date thereof.

(c)                                  Visitation Rights.  At any reasonable time during normal business hours and from time to time, in each case upon reasonable notice to such Seller permit (i) SRC or any of its respective agents or representatives to examine and make copies of and abstracts from the Documents of such Seller relating to the SA Receivables and SA Transferred Assets related thereto transferred hereunder and (ii) SRC or any of its respective agents or representatives, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the SA Receivables and SA Transferred Assets related thereto or such Seller’s performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

(d)                                 Separate Identity.  Take all actions required or reasonably necessary to maintain SRC’s status as a separate legal entity, including (i) not misleading third parties as to SRC’s identity as an entity with assets and liabilities distinct from Funding LLC, Servicer, each Seller and each Subsidiary or Affiliate thereof; (ii) not holding itself out to be responsible for the debts or decisions or actions relating to the business and affairs of SRC; (iii) taking such other actions as are necessary on its part to ensure that the covenants made by SRC in Section 4.5 are met at all times; (iv) taking such other actions as are necessary on its part to ensure that SRC’s corporate procedures required by its certificate of incorporation and by-laws are duly and validly taken; and (v) complying with all “The Transaction Facts” set forth in any opinion issued by Winston & Strawn LLP in connection with the issuance of any Series of Notes and relating to substantive consolidation issues.

(e)                                  Keeping of Records and Books of Account.  Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all SA Receivables, and, until any delivery to SRC, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such SA Receivables and other SA Transferred Assets with respect thereto.  Such Seller shall at its own cost and expense, for not less than three years from the date on which each SA Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such SA Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.  Such Seller further agrees to promptly record Dilutive Credits in accordance with its historical practice.

(f)                                    Location of Records.  Keep the offices where it keeps the records concerning the SA Receivables (and all original documents relating thereto) at the locations referred to in Section 4.1(m) or, upon 30 days prior written notice to SRC, at such other locations in a jurisdiction where all action required by Section 4.2(p)(i) shall have been taken and completed and be in full force and effect.

(g)                                 Computer Files.  At its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for SRC and other Persons with interests in the SA Receivables and mark the computer tape or other physical records of the SA Receivables (other than individual invoices or individual collection files) to the effect that interests in the SA Receivables existing with respect to the Obligors listed thereon have been sold to SRC.

(h)                                 Payment of and Compliance with Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books or except where the failure to so pay, discharge or otherwise satisfy such obligations would not have a Material Adverse Effect in respect of such Seller.  Such Seller shall defend the right, title and interest of SRC and its assigns in, to and under the SA Receivables originated by it and the related SA Transferred Assets, whether now existing or hereafter created, against all claims of third parties claiming through such Seller. Such Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each SA Receivable originated by it and will do nothing to impair the rights of SRC or its assigns in such SA Receivable or any related SA Transferred Assets.

(i)                                     Policies.  Perform its obligations in accordance with and comply in all material respects with the Credit and Collection Policies as amended from time to time in accordance with the Transaction Documents, in regard to the SA Receivables originated by it and the related SA Transferred Assets.

(j)                                     Taxes.  Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof, provided, however that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Seller shall set aside adequate reserves with respect thereto, (ii) such tax, assessment, charge, levy or claim is in respect of property taxes for property that such Seller has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

(k)                                  Collections.  Instruct each Obligor to make payments in respect of its SA Receivables in accordance with its current practices with respect to such Obligor to a Lock-Box Account and to otherwise comply in all material respects with procedures with respect to Collections reasonably specified from time to time by SRC.  With respect to payments in respect of any SA Receivables that are made directly to such Seller (including, without limitation, any employees thereof or independent contractors employed thereby), such Seller shall immediately (and in no event later than 1 Business Day after determination that such amount was misdirected) deliver (which may be via regular mail) or deposit such amount to a Lock-Box Account and, prior to forwarding such amounts, such Seller shall hold such payments in trust as custodian for SRC.

(l)                                     Furnishing Copies, etc.  Furnish to SRC:

(i)                                     promptly upon obtaining knowledge of the occurrence of any Pay Out Event, Default or Event of Default written notice thereof specifying the nature and extent thereof; and

(ii)                                  promptly following request therefor, such information, documents, records or reports regarding or with respect to the SA Receivables of the applicable Seller, as SRC may from time to time reasonably request.

(m)                               Obligations with Respect to Obligors and SA Receivables.  (i) Take all actions on its part reasonably necessary to maintain in full force and effect its material rights under all contracts relating to each SA Receivable originated by it and (ii) perform all services relating to, or which give rise to, each SA Receivable originated by it.

(n)                                 Responsibilities of Sellers.  Notwithstanding anything herein to the contrary, (i) such Seller shall perform or cause to be performed all its obligations under the Credit and Collection Policies related to the SA Receivables to the same extent as if such SA Receivables had not been transferred to SRC hereunder, (ii) the exercise by SRC or its assigns of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such SA Receivables and (iii) except as provided by law, SRC shall not have any obligation or liability with respect to any SA Receivables, nor shall SRC be obligated to perform any of the obligations or duties of any Seller thereunder.

(o)                                 Sale of Receivables.  Sell Receivables solely in accordance with the terms of this Agreement.

(p)                                 Further Action.  In addition to the foregoing:

(i)                                     Each Seller shall, at its sole cost and expense, upon request of SRC, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that may be necessary or desirable or that SRC may reasonably request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder.  Each Seller hereby authorizes SRC to file any such financing or continuation statements without the signature of such Seller to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the SA Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law.  If any amount payable under or in connection with any of the SA Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner reasonably satisfactory to SRC immediately upon the applicable Seller’s receipt thereof and promptly delivered to or at the direction of SRC.

(ii)                                  If any Seller fails to perform any agreement or obligation under this Section 4.2(p), SRC may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of SRC incurred in connection therewith shall be payable by Seller upon demand of SRC.  SRC agrees promptly to notify such Seller after any such performance; provided, that the failure to give such notice shall not affect the validity of any such performance

Section 4.3                                      Negative Covenants of Seller.  Each Seller covenants and agrees that, without the prior written consent of SRC, from and after the date hereof and until the date after the Agreement Termination Date when the Unpaid Balances of all SA Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a)                                  Adverse Claims and Liens.  Except as otherwise expressly herein provided, Seller shall not sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or create or suffer to exist any Adverse Claim or Lien upon or with respect to, any SA Receivables or other SA Transferred Assets, or assign any right to receive proceeds in respect thereof except for Permitted Encumbrances.

(b)                                 Ineligible Receivables.  Such Seller shall not take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, other than solely as a result of the Obligor with respect to such SA Receivable becoming subject to an Exchange Partner Arrangement after the related SA Transfer Date or except as otherwise expressly provided by this Agreement; provided that in no event shall an Eligible Receivable becoming a Defaulted Receivable constitute a breach of this Section 4.3(b).

(c)                                  Change in Payment Instructions to Obligors.  Such Seller shall not cause or permit any Obligor of any SA Receivables to be instructed to make any payments with respect to any SA Receivables other than in accordance with its current practices with respect to such Obligor or to a Lock-Box Account.

(d)                                 UCC Matters.  Such Seller shall not change its name, use an additional name or change its identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of the UCC (or any other similar law) or impair the perfection of SRC’s interest in any SA Receivable or SA Transferred Asset under any similar law, without 30 days prior written notice to SRC and without it taking all actions required by Section 2.1(e).

(e)                                  Policies.  Such Seller shall not make any change or modification (or permit any change or modification to be made) to the Credit and Collection Policies, except (i) if such changes or modifications are necessary under any Requirement of Law or (ii) if such changes or modifications could not reasonably be expected to have a Material Adverse Effect.

(f)                                    Modification of Ledger.  Such Seller shall not delete or otherwise modify the marking on the ledger referred to in Section 4.2(g).

(g)                                 Accounting of Purchases.  Such Seller shall not prepare, or have prepared on its behalf, any financial statements which shall account for the transactions contemplated hereby in any manner other than as sales of the SA Receivables and SA Transferred Assets by such Seller to SRC or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes, except as required by law) in any manner other than as sales of the SA Receivables and SA Transferred

Assets by such Seller to SRC; provided, that this Section 4.3(g) shall not apply for any tax or tax accounting purposes.

(h)                                 Instruments.  Such Seller shall not take any action to cause any SA Receivable to be evidenced by any instrument (as defined in the UCC as in effect in each applicable state) except in connection with the enforcement or collection of an SA Receivable.

(i)                                     Modifications of SA Receivables or Contracts.  Seller shall not extend, amend, forgive, discharge, compromise, cancel, waive or otherwise modify the terms or conditions of any SA Receivable or Contract, as applicable, except (i) as provided in the Credit and Collection Policies, or (ii) to the extent that such extension, amendment, forgiveness, discharge, compromise, cancellation, waiver or modification does not affect SRC’s ownership interest in such SA Receivable or Contract, as applicable, and does not negatively impact the ultimate collectibility of such SA Receivable.

(j)                                     No Proceedings.  From and after the date hereof and until the date one year plus one day following the date on which all amounts due with respect to all the SA Transferred Assets and any amounts owing SRC hereunder have been paid in full in cash, such Seller shall not, directly or indirectly, institute or cause to be instituted against SRC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit such Seller’s right to pursue any other creditor rights or remedies that Seller may have under any applicable law.

(k)                                  Lock-Box Accounts.  Such Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections, or take any action to cause, or which would permit, the termination or amendment of any Lock-Box Agreement.

Section 4.4                                      Representations and Warranties of SRC.  SRC hereby represents and warrants to each Seller as follows:

(a)                                  Organization, Corporate Powers.  It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and has the corporate power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)                                 Authorization.  The transactions contemplated herein are within the corporate powers of SRC and have been duly authorized by all requisite corporate and, if required, Stockholder action.

(c)                                  Enforceability.  Each of this Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by SRC and constitutes a legal, valid and binding obligation of SRC enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)                                 Governmental Approvals; No Conflicts.  The execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, the acquisition of SA Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of it or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon SRC or its assets, or give rise to a right thereunder to require any payment to be made by SRC, and (iv) will not result in the creation or imposition of any Lien on any asset of SRC.

Section 4.5                                      Covenants of SRC.  SRC hereby acknowledges that the Indenture Trustee and the Noteholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon SRC’s identity as a legal entity separate from SSCE, each Seller and any other Person.  Therefore, from and after the date hereof, SRC shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of SSCE, each Seller and any other Person, and that it is not a division of SSCE, any Seller or any other Person.  Without limiting the generality of the foregoing, SRC shall take such actions as shall be required in order that:

(i)                                     SRC will maintain its own board of directors;

(ii)                                  Not less than one member of SRC’s board of directors will be an Independent Director and SRC’s board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to SRC unless the Independent Director and all other members of SRC’s board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

(iii)                               SRC will restrict its Independent Director from at any time serving as a trustee in bankruptcy for any Affiliate;

(iv)                              SRC will compensate each of its employees, consultants and agents from SRC’s own funds for services provided to SRC, it being understood that this clause (iv) shall not limit payments of the Servicing Fee.  SRC will not act as agent for the Servicer and will engage no agents other than a servicer for the SA Receivables, which servicer will be fully compensated for its services hereunder by payment of the Servicing Fee, placement agents for the placement of Notes and accountants and attorneys who, except to the extent provided otherwise below in clause (v), will be compensated by SRC for their fees and other charges as agreed to by SRC and such placement agents, accountants or attorneys (as applicable);

(v)                                 SRC will not incur any material indirect or overhead expenses for items shared between SRC and any Affiliate, other than shared items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, that will be allocated on a basis reasonably related to the actual use or the value of services rendered, it being understood that SSCE may pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, commitment, agency and other fees; provided, further, that other than pursuant to this Agreement, SRC will not engage in any other transactions with the Servicer;

(vi)                              SRC’s operating expenses or liabilities will not be paid by any Affiliate, including guarantees or advancements of funds from the Servicer, recognizing that certain organizational expenses of SRC and expenses relating to creation and initial implementation of the transactions contemplated by the Transaction Documents, however, have been or shall be paid by SSCE;

(vii)                           SRC will conduct its business at an office separate from the offices of each Affiliate, which office of SRC may consist of office space shared with an Affiliate;

(viii)                        SRC will maintain corporate records and books of account separate from those of every Affiliate, and stationery and other business forms that are separate and distinct from those of every Affiliate and will only conduct business under its own name;

(ix)                                Any financial statements of any Affiliate which are consolidated to include SRC will contain detailed notes clearly stating that SRC is a separate corporate entity and that its assets will only be available to satisfy the claims of its own creditors;

(x)                                   SRC’s assets and liabilities will be maintained in a manner that facilitates their identification and segregation from those of any Affiliate and, in a manner such that it will not be difficult or costly to segregate or ascertain, and otherwise identify the individual assets and liabilities of SRC on the one hand, from those of SSCE or any Affiliate on the other hand;

(xi)                                SRC will strictly observe corporate formalities in its dealings with each Affiliate, and funds or other assets of SRC will not be commingled with those of any Affiliates and SRC shall not maintain joint bank accounts or other depository accounts to which any Affiliate (other than SSCE in its capacity as Servicer) has independent access;

(xii)                             SRC shall not, directly or indirectly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of an Affiliate;

(xiii)                          Any transaction between SRC and an Affiliate will be fair and equitable to SRC, will be the type of transaction which would be entered into by a prudent Person in the position of SRC with an Affiliate, and will be on terms which are at least as favorable as may be obtained from a Person which is not an Affiliate;

(xiv)                         Any Affiliate that renders or otherwise furnishes services to SRC will be compensated by SRC at market rates for such services;

(xv)                            Neither SRC nor any Affiliate will be or will hold itself out to be responsible for the debts of the other; and

(xvi)                         The duly elected board of directors of SRC and SRC’s duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of SRC.

ARTICLE V

PURCHASE TERMINATION EVENTS

Section 5.1                                      Purchase Termination Events.  If a Purchase Termination Event occurs with respect to any Seller, such Seller shall on the day any such Purchase Termination Event occurs, immediately cease to transfer SA Receivables to SRC and shall promptly give notice thereof to the Indenture Trustee and the Rating Agencies.  Notwithstanding any cessation of the transfer to SRC of SA Receivables, SA Receivables transferred to SRC prior to the occurrence of a Purchase Termination Event and Collections in respect thereof shall continue to be property of SRC.  Each of the Sellers and SRC agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of SA Transferred Assets from a Seller shall be property of SRC notwithstanding the termination of the sale of SA Receivables hereunder with respect to such Seller, and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of such SA Transferred Assets.

ARTICLE VI

INDEMNIFICATION

Section 6.1             Costs and Expenses.  Each Seller hereby jointly and severally agrees to (a) pay or reimburse SRC for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel, (b) pay or reimburse SRC for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel and (c) pay, indemnify and hold SRC harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents.

Section 6.2             Indemnification.  Each Seller hereby jointly and severally agrees to pay, indemnify and hold SRC (each, a “SRC Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against any such SRC Indemnified Person in any way relating to or arising out of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by any such SRC Indemnified Person under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called “Indemnified Liabilities”) or (ii) which would not have been imposed on, incurred by or asserted against such SRC Indemnified Person but for SRC having acquired the SA Receivables hereunder; provided, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such SRC Indemnified Person; and provided, further, that no Seller shall have any obligation under this Section 6.2 to any SRC Indemnified Person with respect to Indemnified Liabilities arising from (i) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of such Seller, (ii) any action taken by SRC at the direction of the Indenture Trustee in collecting from an Obligor or (iii) a delay in payment, or a default, by an Obligor with respect to any SA Receivable (other than arising out of (x) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any SA Receivable (including, without limitation, a defense based on such SA Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to any such SA Receivable or the furnishing or failure to furnish such merchandise or services, (y) a failure by any Seller to perform its duties or obligations under this Agreement or (z) the transfer hereunder of any SA Receivable that is designated on the applicable Daily Report to be an Eligible Receivable and is determined to have been at the date of such sale not an Eligible Receivable).  The agreements in this Section 6.2 shall survive the collection of all amounts owing in respect of SA Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

Section 6.3             No Indirect or Consequential Damages.  NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than SRC) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

SRC:                                                                      Stone Receivables Corporation
8182 Maryland Avenue
Clayton, Missouri 63105
Attention: Treasurer
Telephone: 314- 746-1255
Telecopy: 314-746-1281

Seller:                                                                Smurfit-Stone Container Enterprises, Inc.
8182 Maryland Avenue
Clayton, Missouri 63105
Attention: Assistant Treasurer
Telephone: 314-746-1212
Telecopy: 314-746-1281

Section 7.2             No Waiver; Remedies.  (a) Any party’s failure, at any time or times, to require strict performance by any other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements, warranties, covenants and representations of any party contained in this Agreement, and no breach or default by any party hereunder or thereunder, shall be deemed to have been suspended or waived by any other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b)           In the event that (i) any of the representations or warranties contained in Section 4.1(r) in respect of any SA Receivable shall be or shall have been incorrect as of the date made or deemed made, any Seller shall breach any covenant contained in Section 4.2(a), (i) or (m) or Section 4.3 with respect to any SA Receivable or that any SA Receivable is subject to any claim of ownership or any Lien (other than any ownership interest or Lien created under this Agreement, the Transfer and Servicing Agreement or the Indenture), and as a result of such breach or claim such SA Receivable is charged off as uncollectible or SRC’s rights in, to or under such SA Receivable or its proceeds are materially impaired or the proceeds of such SA Receivable are not available for any reason to SRC  to the extent set forth herein free and clear of any Adverse Claim, (ii) any SA Receivable shall become subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement) or (iii) any SA Receivable shall cease to be an Eligible Receivable because it becomes subject to an Exchange Partner Arrangement after the related SA Transfer Date for such SA Receivable (each of the foregoing events or circumstances, a “SA Repurchase Event”), such SA Receivable shall cease to be an Eligible Receivable on the date on which such SA Repurchase Event occurs.  In addition, if any SA Repurchase Event shall occur with respect to any SA Receivable, then the applicable Seller agrees to pay to SRC an amount (the “SA Repurchase Amount”) in cash equal to the Unpaid Balance of such SA Receivable, such payment to occur no later than the 30th day after the day such SA Repurchase Event becomes known (or should have become known with due diligence) to the applicable

Seller unless such SA Repurchase Event shall have been cured on or before such day; provided that any such payments to SRC may be netted against the Purchase Price of newly created SA Receivables in accordance with clause (ii) of the definition of Purchase Price Percentage to the extent of such Purchase Price and the remaining amount of such payment due to SRC after such netting, if any, shall be paid to SRC on such date in cash.  Any payment by a Seller pursuant to this Section 7.2(b) received by SRC is referred to as a “Seller Repurchase Payment.”  If, on or prior to such 30th day, the applicable Seller shall so reacquire any such SA Receivable, then SRC shall have no further remedy against such Seller in respect of the SA Repurchase Event with respect to such reacquired SA Receivable. Upon a Seller Repurchase Payment, SRC shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of SRC in, to and under such SA Receivable and the other SA Transferred Assets with respect thereto.  SRC shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by such Seller to effect the conveyance of such SA Receivable pursuant to this Section 7.2(b).

(c)           Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Transaction Documents, by operation of law or otherwise.

Section 7.3             Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of each Seller and SRC and their respective successors and permitted assigns, except as otherwise provided herein.  No Seller may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of SRC.  Any such purported assignment, transfer, hypothecation or other conveyance by any Seller without the prior express written consent of SRC shall be void.  Each Seller acknowledges that: (a) under the Transfer and Servicing Agreement, SRC will assign its rights granted hereunder to Funding LLC, and upon such assignment, Funding LLC shall have, to the extent of such assignment, all rights of SRC hereunder and (b) under the Indenture, Funding LLC will assign such rights granted hereunder and under the Transfer and Servicing Agreement to the Indenture Trustee and upon such assignment, the Indenture Trustee shall have, to the extent of such assignment, all rights of Funding LLC under the Transfer and Servicing Agreement and all rights of SRC hereunder.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Sellers and SRC with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

Section 7.4             Termination; Survival of Obligations.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the later of (a) the termination of Funding LLC as provided in the Funding LLC Limited Liability Company Agreement and (b) such date agreed upon between SRC and the Sellers (such date the “Agreement Termination Date”).

Section 7.5             Survival.  Except as otherwise expressly provided herein or in any other Transaction Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by SRC under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Seller or the rights of SRC relating to any unpaid portion of any and all recourse and indemnity obligations of any Seller to SRC, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date.  Except as otherwise expressly provided herein or in any other Transaction Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Seller, and all rights of SRC hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Unpaid Balances of all SA Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to Section 7.2(b), the indemnification and payment provisions of Article VI, and the provisions of Section 4.3(j) shall be continuing and shall survive any termination of this Agreement.

Section 7.6             Complete Agreement; Modification of Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 7.7.

Section 7.7             Amendments and Waivers.  (a) This Agreement may be amended, supplemented, modified or waived from time to time by SRC and any affected Seller, with notice to the Rating Agencies, but without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.  Additionally, this Agreement may be amended, supplemented, modified or waived from time to time by SRC and any affected Seller by a written instrument signed by each of them, without the consent of Indenture Trustee or any of the Noteholders; provided that (i) SRC shall have delivered to Indenture Trustee an Officer’s Certificate, dated the date of any such amendment, supplement, modification or waiver stating that SRC reasonably believes that such amendment, supplement, modification or waiver will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such material amendment.

(b)           This Agreement may also be amended, supplemented, modified or waived from time to time by SRC and any affected Seller with the prior written consent of the Noteholders holding more than a majority of the Outstanding Principal Balance of the Notes of each Series affected thereby for which SRC has not delivered an Officer’s Certificate stating that there is no Adverse Effect.

(c)           Promptly after the execution of any such amendment, supplement, modification or consent, SRC shall furnish notification of the substance of such amendment, supplement, modification or waiver to the Servicer, Funding LLC, the Indenture Trustee, and Servicer shall furnish notification of the substance of such amendment to each Rating Agency.

(d)           It shall not be necessary for the consent of Noteholders under this Section 7.7 to approve the particular form of any proposed amendment, supplement, modification or waiver but it shall be sufficient if such consent shall approve the substance thereof.

Section 7.8             GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.   (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SRC FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE SA RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF SELLERS ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SRC.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.9             Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

Section 7.10           Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.11           Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.12           No Setoff.  No Seller’s obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right such Seller may have against SRC, all of which rights are hereby expressly waived by each Seller.

Section 7.13           Confidentiality.  Notwithstanding anything herein to the contrary, there is no restriction (express or implied) on any disclosure or dissemination of the structure or tax aspects of the transaction contemplated by the Transaction Documents.  Furthermore, each party hereto acknowledges that it has no proprietary rights to any tax matter or tax idea contemplated hereby or to any element of the transaction structure contemplated hereby.

ARTICLE VIII

ADDITION AND REMOVAL OF SELLERS

Section 8.1             Addition of Sellers.  (a) Subject to clause (b) below and any applicable provisions in any Indenture Supplement, from time to time one or more direct or indirect Subsidiaries or Affiliates of SSCE may become a Seller hereunder and a party hereto.  If any such Subsidiary or Affiliate desires to become a Seller, it shall submit a request to such effect in writing to SRC. SRC, in its sole and absolute discretion, may agree to or deny any such request; provided that if SRC shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If SRC shall have agreed to any such request, such Subsidiary or Affiliate shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in clause (b) below.

(b)           Conditions Precedent to the Addition of a Seller.  No Subsidiary or Affiliate of SSCE approved by SRC in writing as an additional Seller pursuant to clause (a) above shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the “Seller Addition Date”):

(i)                                     SRC shall have received an additional seller supplement in substantially the form of Exhibit B hereto (the “Additional Seller Supplement”), duly executed and delivered by such additional Seller;

(ii)                                  SRC shall have received copies of duly adopted resolutions of the board of directors of such Seller as in effect on the related Seller Addition Date and in form and substance reasonably satisfactory to SRC, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary  of such Seller;

(iii)                               SRC shall have received the certificate or articles of incorporation or formation and by-laws of such Seller or other organizational documents of such Seller, duly certified by the Secretary or an Assistant Secretary of such Seller;

(iv)                              SRC shall have received a good standing certificate with respect to such additional Seller dated as of a date reasonably satisfactory to SRC;

(v)                                 SRC shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller dated the related Seller Addition Date and in form and substance reasonably satisfactory to SRC, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement (on which certificates SRC may conclusively rely until such time as SRC shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (v));

(vi)                              such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the SA Receivables and the other SA Transferred Assets in such manner and in such jurisdictions as are necessary or desirable to perfect SRC’s ownership interest thereof under the Uniform Commercial Code (or any other similar law), and all other action necessary, in the opinion of SRC, to perfect SRC’s ownership of the SA Receivables and the other SA Transferred Assets shall have been duly taken; and

(vii)                           SRC shall have received written confirmation from the Rating Agencies that the addition of such additional Seller will not result in a downgrade or withdrawal of the current ratings on any outstanding Notes of any Series; provided, however, three Sellers may be added annually with notice to the Rating Agencies, but without obtaining written confirmation from the Rating Agencies if (a) the added Sellers are in the same line of business as the current Sellers; (b) the Eligible SA Receivables of each added Seller do not represent more than five percent of the current aggregate Unpaid Balances of all Eligible Receivables; and (c) the reserves related to losses and dilutions are restated before each Seller is added to include the historical performance of the SA Receivables transferred by the added Seller.

Section 8.2             Termination of Sellers.  (a) From and after the date that any Seller notifies SRC (with a copy of such notice to the Servicer and the Indenture Trustee), SRC shall cease buying SA Receivables and other SA Transferred Assets from such Seller.  Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the date on which there are no amounts outstanding with respect to SA Receivables previously sold by such Seller to SRC, whether such amounts have been repurchased, collected or written off in accordance with the Credit and Collection Policies.  The Rating Agencies shall be notified by the Servicer of such termination.  Prior to such date such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to SA Receivables previously sold by such Seller to SRC, including, without limitation, its obligation to deposit Collections into the appropriate Lock-Box Accounts.

(b)           A terminated Seller shall have no obligation to repurchase any SA Receivables other than SA Receivables sold by any Seller to SRC prior to such Seller’s termination which are subject to an SA Repurchase Event.

(c)           Upon termination of a Seller, the reserves related to losses and dilutions shall be recalculated to exclude the historical performance of the terminated Seller.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

STONE RECEIVABLES CORPORATION

By:	/s/ Richard P. Marra
Name:	Richard P. Marra
Title:	Assistant Treasurer

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,
as a Seller

By:	/s/ Richard P. Marra
Name:	Richard P. Marra
Title:	Assistant Treasurer

S-1

Schedule 4.1(k)

LOCKBOXES

Bank of America, N.A.

Lock-Box Addresses: 840865, 409813 and 18265

Lock-Box Account No. 3750677531

JPMorgan Chase Bank, N.A.

Lock-Box Nos. 21515, 905338 and 730707

Lock-Box Account No. 636282956, 1007574

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Schedule 4.1(m)

OFFICES; QUALIFICATION TO DO BUSINESS

Location of Records:	401 Alton Street

Alton, Illinois 62002

States in which Seller is duly qualified to do business:

Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Mexico, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin

1

Schedule 4.1(p)

UCC INFORMATION

Smurfit-Stone Container Enterprises, Inc.

True Legal Name:	Smurfit-Stone Container Enterprises, Inc.

Jurisdiction of Organization:	Delaware

Chief Executive Offices/Collateral Locations:	150 N. Michigan Avenue, Chicago, Illinois 60601

FEIN:	36-2041256

Organizational Identification Number:	2123437

Prior to November 1, 2004, Smurfit-Stone Container Enterprises, Inc. operated under the name  Stone Container Corporation.  In addition, Smurfit-Stone Container Enterprises, Inc. used the following names in connection with the conduct of its business or the ownership of its properties during the past five years: i 2 i, Smurfit-Stone Recycling Company and Castle Rock Container.

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Exhibit A

FORM OF SHORT-TERM NOTE

November 23, 2004

FOR VALUE RECEIVED, the undersigned, STONE RECEIVABLES CORPORATION, a Delaware corporation, (“SRC”) hereby promises to pay to the order of Smurfit-Stone Container Enterprises, Inc., a Delaware corporation (together with its successors and assigns, the “Lender”), to the “Lender’s Account” (as defined below) in lawful money of the United States of America and in immediately available funds, on the Short-Term Note Maturity Date (as defined below), the aggregate unpaid principal sum outstanding of all loans made from time to time by the Lender to SRC to fund the acquisition of Receivables by SRC as contemplated by and in accordance with the Sale Agreement referred to below.  SRC may at any time and from time to time prepay the outstanding indebtedness evidenced hereby, in whole or in part, without premium or penalty.

This Short-Term Note is referred to in and was executed and delivered pursuant to that certain Sale Agreement dated as of November 23, 2004 (as such agreement may be amended, restated or otherwise modified from time to time, the “Sale Agreement”).  Reference to the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Sale Agreement or the Master Indenture (as defined in the Sale Agreement) shall have the meanings assigned to such terms in the Sale Agreement and the Master Indenture, respectively.

SRC further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Sale Agreement, for each day from the date hereof until payment in full hereof at a rate equal to the Eurodollar Rate for such day plus one-half of one percent (0.5%); provided, however, that if SRC shall default in the payment of any principal hereof, SRC promises to pay interest on any such unpaid amounts, from and after the Business Day immediately following the Business Day SRC receives notice thereof from the Lender to the date of actual payment, at two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder (but in no case higher than the highest lawful rate).  Interest shall be payable on each Payment Date in arrears.

The Lender is authorized and directed by SRC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Short-Term Note and the amount of each payment of principal made by SRC, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided, that neither the failure of the Lender to make any such entry nor any error therein shall expand, limit or affect the obligations of SRC hereunder.

All payments of principal and interest in respect of this Short-Term Note shall be made to the Lender in lawful money of the United States of America in same day funds to the Lender’s account at such place as shall be designated from time to time in writing by the Lender for such purpose in accordance with the terms of the Sale Agreement (the “Lender’s Account”).

1

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of all “Senior Claims” of SRC, which is any Indebtedness of SRC and all renewals, extensions, refinancings and refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto, including any Indebtedness that would become due except for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), and interest fees and charges that, but for the filing of a petition in bankruptcy with respect to SRC would accrue on such Obligations whether or not a claim is allowed against SRC for the same in such proceedings.  “Indebtedness” is any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) and guarantees of any of the foregoing, whether or not any such indebtedness would appear as a liability on a balance sheet of SRC prepared on a consolidated basis in accordance with generally accepted accounting principles.

All scheduled payments of principal and interest in respect of Senior Claims must be paid before this Short-Term Note shall be payable, and all scheduled payments of principal and interest on this Short-Term Note shall be payable only to the extent that SRC, after paying all of its accounts payable and other expenses and obligations, has funds to make such payments.  SRC agrees, and the holder hereof, by accepting this Short-Term Note agrees, to the subordination provisions herein contained.

Lender agrees that upon any distribution of the assets or readjustment of the obligations of SRC, whether by reason of voluntary or involuntary liquidation, dissolution, winding up, composition, bankruptcy, reorganization, arrangement, receivership, assignment for the benefit of creditors or any marshalling of its assets or the readjustment of its liabilities or any other action or proceeding whether partial or total (collectively, “Bankruptcy Proceeding”), the holders of the Senior Claims (“Senior Holders”) shall be entitled to receive cash payment in full of lawful money of the United States of America of any and all Senior Claims in accordance with their respective terms prior to the payment of, or other distribution in respect of, all or any part of the indebtedness or other obligations hereunder.

In order to enable any Senior Holder or any such trustee, agent or representative acting on behalf of any such Senior Holder, to enforce their rights hereunder in any Bankruptcy Proceeding, such Senior Holders are hereby irrevocably authorized and empowered in their respective discretion to present for and on behalf of Lender such proofs of claim against SRC on account of the indebtedness or other obligations hereunder as such Senior Holder may deem expedient or proper and to vote such proofs of claim in any such Bankruptcy Proceeding, and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any Senior Claim in accordance with the provisions of the Master Indenture.  Lender agrees to execute and deliver any assignments or instruments which may be expedient or necessary to enable any Senior Holder to enforce any such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of this Short-Term Note.

Lender further agrees that it shall not (i) challenge the legality, validity, enforceability or priority of the Senior Claims or the legality, validity, enforceability, perfection or priority of the liens granted in support of the Senior Claims or the rights of Senior Holders in respect of the

2

Senior Claim, (ii) exercise any remedy or commence, prosecute or participate in any action, whether private, judicial, equitable, administrative or otherwise, including without limitation any bankruptcy case, against SRC or any of its assets to enforce any rights under or in respect of this Short-Term Note or otherwise take any action to collect, recover or seek enforcement of payment of this Short-Term Note prior to one year plus one day after the latest occurring Legal Final Maturity for any Series of Notes (the “Short-Term Note Maturity Date”); provided that this paragraph shall not prohibit (subject to the subordination terms hereof) Lender from filing a proof of claim or otherwise participating in any such proceeding not commenced by it or SRC to the extent the Senior Holder does not file a proof of claim in respect of this Short-Term Note pursuant to the preceding paragraph.

In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, Lender shall have received any payment under or in respect of this Short-Term Note at a time when such payment is prohibited and before the principal, interest and all other amounts constituting the Senior Claims are paid in full in cash in accordance with their respective terms, then in such event such payment or distribution shall be received and held in trust for the Senior Holders and shall be paid over or delivered to such Senior Holders or their agent to the extent necessary to pay in full, in accordance with its terms the principal, interest and all other amounts of such Senior Claims after giving effect to any concurrent payment or distribution to the Senior Holders in respect of such Senior Claim.

To the extent that SRC makes any payment on the Senior Claims which is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any Bankruptcy Proceeding or otherwise (such payment being hereinafter referred to as a “Voided Payment”) then, to the extent of such voided payment, that portion of the Senior Claims which had previously been satisfied by such Voided Payment shall be revived to continue in full force and effect as if such Voided Payment had never been made and, until the amount of such Voided Payment is fully and finally restored to the Senior Holders, the foregoing subordination provisions shall be in full force and effect with respect to the obligations of SRC hereunder.

The foregoing subordination provisions shall not be released, discharged or otherwise affected by:

(1)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Seller, the Servicer, the Issuer or SRC (each, a “Relevant Person”) under any Transaction Document, by operation of law or otherwise;

(2)           any modification or amendment of or supplement to any Transaction Document;

(3)           any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Relevant Person under any Transaction Document;

(4)           any change in the corporate existence, structure or ownership of any Relevant Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Relevant Person or its assets or any resulting release or

3

discharge of any obligation of any Relevant Person contained in any Transaction Document;

(5)           the existence of any claim, setoff or other rights which the holder hereof may have at any time against any Relevant Person, including the Indenture Trustee, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(6)           any invalidity or unenforceability relating to or against any Relevant Person for any reason of any Transaction Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Relevant Person of any amount payable by any Relevant Person under any Transaction Document; or

(7)           any other act or omission to act or delay of any kind by any Relevant Person or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such subordination provisions.

4

Exhibit A

THIS SHORT-TERM NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Wherever possible each provision of this Short-Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Short-Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Short-Term Note.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

STONE RECEIVABLES CORPORATION

By:
Name:
Title:

Schedule
to
SHORT-TERM NOTE

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

6

EXHIBIT B

[FORM OF ADDITIONAL SELLER SUPPLEMENT]

ADDITIONAL SELLER SUPPLEMENT

SUPPLEMENT, dated [               ], to the Sale Agreement, dated as of November 23, 2004 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Sale Agreement”), among Smurfit-Stone Container Enterprises, Inc. (“Stone”), as a Seller, the other Sellers added pursuant to a prior Additional Seller Supplement and Stone Receivables Corporation, as the Purchaser.

W I T N E S S E T H:

WHEREAS, the Sale Agreement provides that any direct or indirect Affiliate or Subsidiary of Stone, although not originally a Seller thereunder, may become a Seller under the Sale Agreement upon the satisfaction of each of the conditions precedent set forth in Section 8.1 of the Sale Agreement;

WHEREAS, the undersigned was not an original Seller under the Sale Agreement but now desires to become a Seller thereunder.

NOW, THEREFORE, the undersigned hereby agrees as follows:

The undersigned agrees to be bound by all of the provisions of the Sale Agreement applicable to a Seller thereunder and agrees that it shall, on the date this Supplement is accepted by Stone, the Purchaser and the Indenture Trustee and each of the conditions precedent set forth in Section 8.1 of the Sale Agreement have been satisfied, become a Seller for all purposes of the Sale Agreement to the same extent as if originally a party thereto.

Schedules 4.1(m) and 4.1(p) hereto shall supplement Schedules 4.1(m) and 4.1(p) of the Sale Agreement with respect to the undersigned Seller.

[signature page follows]

B-1

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[Insert name of Seller]

By:
Name:
Title:
[address]

Accepted as of the date
first above written:

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:
Name:
Title:

STONE RECEIVABLES CORPORATION

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Indenture Trustee

By:
Name:
Title:

B-2